Third Quarter 2025 Earnings Results October 28, 2025

FINANCIAL AND OPERATIONAL HIGHLIGHTS
•Third quarter sales were $1,842 million, up seven percent compared to last year; adjusted sales were $1,838 million.
•Third quarter reported diluted loss per share was $0.28; adjusted diluted net income per share was $0.41.
•Primary factors affecting third quarter sales were higher than expected shipments and ORV mix.
•Third quarter year-to-date operating cash flow was $562 million.
•Third quarter market share gains in off-road vehicles (ORV) and motorcycles.
•Powersports retail sales for the quarter were up nine percent versus last year. ORV retail sales were up nine percent.
•Polaris is reintroducing full year 2025 Company adjusted sales and adjusted earnings guidance.

KEY FINANCIAL DATA

(in millions, except per share data)
Quarter ended September 30, 2025	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$1,841.6	7%	$1,838.0	7%
Gross profit margin	20.6%	+6 bps	20.7%	-8 bps
Total operating expenses	$379.6	21%
Net (loss) income attributable to Polaris	$(15.8)	NM	$23.3	(43)%
Net (loss) income attributable to Polaris margin . . . . . . . . . . . .	(0.9)%	-246 bps
Adjusted EBITDA margin*			7.6%	-160 bps
Diluted EPS attributable to Polaris	$(0.28)	NM	$0.41	(44)%

NM = Not meaningful
*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY
“I’m incredibly proud of the Polaris team – their efforts are reflected in this quarter’s performance. Polaris delivered strong third quarter results with $1.8 billion in sales. In addition to the On Road and Marine businesses outpacing their respective industries, we achieved meaningful market share gains in Off Road in the quarter. Our operational discipline, dealer inventory alignment, and innovation pipeline have us positioned to deliver for dealers and customers, drive profitable growth and create greater value for our shareholders. Building on our current momentum, we remain committed to executing our long-term strategy and I am confident in the Polaris team’s ability to finish the year strong.”

-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)
MINNEAPOLIS (October 28, 2025) - Polaris Inc. (NYSE: PII) (the "Company") today released third quarter 2025 results. For the third quarter, the Company reported worldwide sales of $1,842 million, up seven percent versus the third quarter of 2024. North America sales of $1,586 million represented 86 percent of total Company sales and increased eight percent from $1,473 million in 2024. International sales of $256 million represented 14 percent of total Company sales and increased two percent versus the third quarter of 2024. Total Company sales in the third quarter of 2025 were positively impacted by product mix.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 1

Third Quarter 2025 Earnings Results
Gross profit margin increased six basis points to 20.6 percent for the third quarter, as compared to the third quarter of 2024. Adjusted gross profit margin of 20.7 percent decreased eight basis points primarily driven by tariffs and incentive compensation headwinds, partially offset by mix and operational efficiencies compared to the third quarter of 2024.

Operating expenses were $380 million in the third quarter of 2025 compared to $313 million in the third quarter of 2024 primarily due to a non-cash property and equipment impairment charge and increased general and administrative expenses. Operating expenses as a percentage of sales, were 20.6 percent, up 247 basis points in the third quarter of 2025 compared to the third quarter of 2024.

For the third quarter, net loss attributable to Polaris was $16 million, or $0.28 net loss per diluted share, compared to net income attributable to Polaris of $28 million, or $0.49 per diluted share, in the third quarter of 2024. Adjusted net income attributable to Polaris for the quarter was $23 million, and adjusted EPS was $0.41.

Third quarter 2025 results included a $42.3 million impairment charge related to certain property and equipment assets in the Company’s On Road segment.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q3 2025	Q3 2024	Change	Q3 2025	Q3 2024	Change
Off Road	$1,509.7	$1,400.0	8%	22.3%	21.2%	+104 bps
On Road	$228.5	$236.5	(3)%	16.0%	16.9%	-83 bps
Marine	$103.4	$85.9	20%	11.4%	12.2%	-81 bps

Off Road segment results were primarily driven by these factors:
•Sales were driven by positive product mix in off-road vehicles.
•PG&A sales increased 22 percent.
•Gross profit margin performance was driven by positive product mix and operational efficiencies.
•Polaris North America ORV unit retail sales were up nine percent. Estimated North America industry ORV unit retail sales were up low-single digits percent.

On Road segment results were primarily driven by these factors:
•Sales were driven by lower volumes and continued market softness.
•PG&A sales increased six percent.
•Gross profit margin performance was driven by negative product mix, partially offset by strong performance at Aixam.
•North America unit retail sales for Indian Motorcycle were down mid-single digits percent. Estimated North America unit retail sales for the comparable motorcycle industry were down mid-single digits percent.

Marine segment results were primarily driven by these factors:
•Sales were driven by increased volumes of entry-level pontoon.
•Gross profit margin performance was impacted by negative mix.

2025 BUSINESS OUTLOOK
The Company reintroduced updated 2025 full year adjusted sales and adjusted EPS guidance. The Company now expects 2025 adjusted sales to be between $6.9 billion to $7.1 billion and adjusted EPS of ~($0.05).

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 2

Third Quarter 2025 Earnings Results
The Company has not provided a reconciliation of financial guidance in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include sales related to product wind downs and restructuring and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.

NON-GAAP FINANCIAL MEASURES
This press release and our related earnings call contains certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income before income taxes, net income (loss) attributed to Polaris Inc., diluted EPS attributed to Polaris Inc., EPS attributed to Polaris Inc., EBITDA, EBITDA margin, and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, and to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP historic measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST
Today at 9:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2025 third quarter results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 5664584. A replay of the webcast will be available by accessing the same link on our website at ir.polaris.com or by phone dialing 1-877-344-7529 in the U.S., or 1-412-317-0088 internationally using access code 9440561.

ABOUT POLARIS
As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. Polaris’ high-quality product line-up includes the RANGER, RZR and Polaris XPEDITION and GENERAL side-by-side off-road vehicles; Sportsman all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle mid-size and heavyweight motorcycles; Slingshot moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with a robust portfolio of parts, garments, and accessories. Headquartered in Minnesota, Polaris serves nearly 100 countries across the globe. www.polaris.com

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the matters set forth in this press release, including, but not limited to, the “2025 Business Outlook” and statements in “CEO Commentary” above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand, including as a result of supply chain disruptions; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; the Company’s ability to complete the proposed separation of Indian Motorcycle in a successful and timely basis or at all; the Company’s ability to derive the expected benefits from the Indian Motorcycle separation including the separation being accretive, within the expected timeline or at all; the actual amount of pre-tax charges incurred in connection with the separation of our Indian Motorcycle business; product offerings, promotional activities and pricing strategies by competitors that may make our products less attractive to consumers; the Company’s ability to strategically invest in innovation and new products, including as compared to our competitors; economic conditions that impact consumer spending or consumer credit, including recessionary conditions and changes in interest rates; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; freight and tariff costs (tariff relief or ability to mitigate tariffs, particularly in light of policies of the current presidential administration and retaliatory actions in response thereto); environmental and product safety regulatory activity; effects of weather on the Company’s supply chain, manufacturing operations and consumer demand; commodity costs; changes to international trade policies and agreements; uninsured product liability and class action claims (including claims seeking punitive damages) and other litigation expenses incurred due to the nature of the Company’s business; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements except as otherwise may be required by law.

The data source for retail sales figures included in this presentation is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to change. Retail sales references to total Company retail sales includes only ORV, snowmobiles, On Road and Marine in North America and International unless otherwise noted.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 3

Third Quarter 2025 Earnings Results

CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Sales	$1,841.6	$1,722.4	$5,230.1	$5,420.0
Cost of sales	1,461.3	1,367.8	4,245.6	4,311.1
Gross profit	380.3	354.6	984.5	1,108.9
Operating expenses:
Selling and marketing	126.7	127.6	368.9	386.6
Research and development	92.8	84.1	266.0	258.7
General and administrative	117.8	100.9	347.9	310.3
Long-lived asset impairment	42.3	—	42.3	—
Goodwill impairment	—	—	52.6	—
Total operating expenses	379.6	312.6	1,077.7	955.6
Income from financial services	19.7	24.1	64.6	71.5
Operating income (loss)	20.4	66.1	(28.6)	224.8
Non-operating expense:
Interest expense	33.1	36.2	100.4	102.7
Other (income) expense, net	(0.6)	(5.1)	46.8	(6.5)
(Loss) income before income taxes	(12.1)	35.0	(175.8)	128.6
Provision (benefit) for income taxes	3.6	7.4	(14.3)	28.2
Net (loss) income	(15.7)	27.6	(161.5)	100.4
Net (income) loss attributable to noncontrolling interest	(0.1)	0.1	(0.4)	(0.2)
Net (loss) income attributable to Polaris Inc.	$(15.8)	$27.7	$(161.9)	$100.2

Net (loss) income per share attributable to Polaris Inc. common shareholders:
Basic	$(0.28)	$0.49	$(2.84)	$1.77
Diluted	$(0.28)	$0.49	$(2.84)	$1.76
Weighted average shares outstanding:
Basic	56.9	56.2	56.9	56.6
Diluted	56.9	56.5	56.9	56.9

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 4

Third Quarter 2025 Earnings Results

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	September 30, 2025	September 30, 2024

Assets
Current assets:
Cash and cash equivalents	$335.5	$291.3
Trade receivables, net	230.3	223.7
Inventories, net	1,697.3	1,998.9
Prepaid expenses and other	311.1	156.4
Income taxes receivable	29.0	57.9
Total current assets	2,603.2	2,728.2
Property and equipment, net	1,081.6	1,199.9
Investment in finance affiliate	127.6	140.0
Deferred tax assets	423.7	329.9
Goodwill and other intangible assets, net	874.7	958.1
Operating lease assets	118.8	131.5
Other long-term assets	75.8	142.1
Total assets	$5,305.4	$5,629.7
Liabilities and Equity
Current liabilities:
Current financing obligations	$434.8	$454.4
Accounts payable	808.8	700.7
Accrued expenses	1,266.0	1,057.5
Other current liabilities	37.9	40.1
Total current liabilities	2,547.5	2,252.7
Long-term financing obligations	1,299.8	1,725.6
Other long-term liabilities	297.7	296.5
Total liabilities	$4,145.0	$4,274.8
Deferred compensation	6.5	9.4
Equity:
Total shareholders’ equity	1,149.5	1,341.5
Noncontrolling interest	4.4	4.0
Total equity	1,153.9	1,345.5
Total liabilities and equity	$5,305.4	$5,629.7

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Third Quarter 2025 Earnings Results

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Nine months ended September 30,
	2025	2024
Operating Activities:
Net (loss) income	$(161.5)	$100.4
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	218.9	206.8
Noncash compensation	49.1	38.4
Noncash income from financial services	(32.3)	(41.4)
Deferred income taxes	(37.7)	(34.5)
Impairment charges	144.3	—
Other, net	(0.7)	(1.2)
Changes in operating assets and liabilities:
Trade receivables	(25.6)	81.2
Inventories	77.1	(191.3)
Accounts payable	236.7	(10.4)
Accrued expenses	(0.1)	(51.2)
Income taxes payable/receivable	(6.6)	(48.9)
Prepaid expenses and other, net	100.7	14.0
Net cash provided by operating activities	562.3	61.9
Investing Activities:
Purchase of property and equipment, net	(118.2)	(192.7)
Distributions from (investment in) finance affiliate, net	41.4	42.4
Investments in other affiliates	—	(5.2)
Acquisition of developed technology assets	—	(62.7)
Net cash used for investing activities	(76.8)	(218.2)
Financing Activities:
Borrowings under financing obligations	1,835.8	2,844.3
Repayments under financing obligations	(2,182.5)	(2,573.3)
Repurchase and retirement of common shares	(2.4)	(82.3)
Cash dividends to shareholders	(113.0)	(110.7)
Cash dividend to noncontrolling interest	(0.2)	(0.6)
Proceeds from stock issuances under employee plans	3.1	5.4
Net cash (used for) provided by financing activities	(459.2)	82.8
Impact of currency exchange rates on cash balances	22.2	(3.0)

Net increase (decrease) in cash, cash equivalents and restricted cash	48.5	(76.5)
Cash, cash equivalents and restricted cash at beginning of period	303.0	382.9
Cash, cash equivalents and restricted cash at end of period	$351.5	$306.4

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$335.5	$291.3
Other long-term assets	16.0	15.1
Total	$351.5	$306.4

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Third Quarter 2025 Earnings Results

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Sales	1,841.6	1,722.4	5,230.1	5,420.0
Product wind downs (3)	(3.6)	—	(7.9)	—
Adjusted sales	1,838.0	1,722.4	5,222.2	5,420.0

Gross profit	380.3	354.6	984.5	1,108.9
Restructuring (2)	—	3.2	1.8	7.1
Product wind downs (3)	0.1	—	9.3	—
Adjusted gross profit	380.4	357.8	995.6	1,116.0

Gross profit margin	20.6%	20.6%	18.8%	20.5%
Adjusted gross profit margin	20.7%	20.8%	19.1%	20.6%

(Loss) income before income taxes	(12.1)	35.0	(175.8)	128.6
Acquisition-related costs (1)	0.1	0.5	0.1	1.2
Restructuring (2)	2.7	11.5	8.2	22.5
Product wind downs (3)	0.2	—	9.5	—
Intangible amortization (4)	4.4	4.4	13.2	13.3
Class action litigation expenses (6)	1.5	1.5	6.5	5.4
Long-lived asset impairment (7)	42.3	—	42.3	—
Goodwill impairment (8)	—	—	52.6	—
Investment impairment (9)	—	—	49.4	—
Adjusted income before income taxes	39.1	52.9	6.0	171.0

Net (loss) income attributable to Polaris Inc.	(15.8)	27.7	(161.9)	100.2
Acquisition-related costs (1)	0.1	0.3	0.1	0.9
Restructuring (2)	2.2	8.7	6.3	17.1
Product wind downs (3)	0.1	—	7.2	—
Intangible amortization (4)	3.4	3.3	10.1	10.1
Class action litigation expenses (6)	1.1	1.2	4.9	4.2
Long-lived asset impairment (7)	32.2	—	32.2	—
Goodwill impairment (8)	—	—	52.6	—
Investment impairment (9)	—	—	43.6	—
Adjusted net income (loss) attributable to Polaris Inc.(10)	23.3	41.2	(4.9)	132.5

Diluted EPS attributable to Polaris Inc.	$(0.28)	$0.49	$(2.84)	$1.76
Acquisition-related costs (1)	$—	0.01	—	0.02
Restructuring (2)	0.04	0.15	0.10	0.30
Product wind downs (3)	—	—	0.13	—
Intangible amortization (4)	0.06	0.06	0.18	0.18
Class action litigation expenses (6)	0.02	0.02	0.08	0.07
Long-lived asset impairment (7)	0.57	—	0.57	—
Goodwill impairment (8)	—	—	0.92	—
Investment impairment (9)	—	—	0.77	—
Adjusted EPS attributable to Polaris Inc. (10)	$0.41	$0.73	$(0.09)	$2.33

Adjusted sales	$1,838.0	$1,722.4	$5,222.2	$5,420.0

Net (loss) income	$(15.7)	$27.6	$(161.5)	$100.4
Provision (benefit) for income taxes	3.6	7.4	(14.3)	28.2

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Third Quarter 2025 Earnings Results

Interest expense	33.1	36.2	100.4	102.7
Depreciation	66.7	68.4	201.0	190.9
Intangible amortization (5)	5.9	6.0	17.9	15.9
Acquisition-related costs (1)	0.1	0.5	0.1	1.2
Restructuring (2)	2.7	11.5	8.2	22.5
Product wind downs (3)	0.2	—	9.5	—
Class action litigation expenses (6)	1.5	1.5	6.5	5.4
Long-lived asset impairment (7)	42.3	—	42.3	—
Goodwill impairment (8)	—	—	52.6	—
Investment impairment (9)	—	—	49.4	—
Adjusted EBITDA	$140.4	$159.1	$312.1	$467.2
Adjusted EBITDA Margin	7.6%	9.2%	6.0%	8.6%

(1) Represents adjustments for integration and acquisition-related expenses
(2) Represents adjustments for corporate restructuring
(3) Represents adjustments related to product wind downs, including the FTR product line within the Company's On Road segment and the Timbersled product line within the Company's Off Road segment
(4) Represents amortization expense for intangible assets acquired through business combinations
(5) Represents amortization expense for intangible assets acquired through business combinations and asset acquisitions
(6) Represents adjustments for certain class action litigation-related expenses
(7) Represents impairment charges related to certain property and equipment assets in the Company's On Road segment
(8) Represents goodwill impairment charges associated with the Company's On Road segment
(9) Represents impairment charges related to a strategic investment held by the Company
(10) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2025 and 2024, except for non-deductible items

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Third Quarter 2025 Earnings Results

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Nine months ended September 30,
	2025	2024

Net cash provided by operating activities	$562.3	$61.9
Purchase of property and equipment, net	(118.2)	(192.7)
Distributions from (investment in) finance affiliate, net	41.4	42.4
Adjusted free cash flow	$485.5	$(88.4)

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
SEGMENT GROSS PROFIT	2025	2024	2025	2024
Off Road segment gross profit	$336.3	$297.4	$815.9	$852.6
Restructuring (1)	—	0.9	1.2	4.1
Product wind down (2)	(0.7)	—	6.2	—
Adjusted Off Road segment gross profit	335.6	298.3	823.3	856.7

On Road segment gross profit	36.7	39.9	128.4	161.4
Product wind down (2)	0.8	—	3.1	—
Adjusted On Road segment gross profit	37.5	39.9	131.5	161.4

Marine segment gross profit	11.8	10.6	52.7	56.9
No adjustment	—	—	—	—
Adjusted Marine segment gross profit	11.8	10.6	52.7	56.9

Corporate gross profit	(4.5)	6.7	(12.5)	38.0
Restructuring (1)	—	2.3	0.6	3.0
Adjusted Corporate gross profit	(4.5)	9.0	(11.9)	41.0

Total gross profit	380.3	354.6	984.5	1,108.9
Restructuring (1)	—	3.2	1.8	7.1
Product wind downs (2)	0.1	—	9.3	—
Adjusted total gross profit	$380.4	$357.8	$995.6	$1,116.0

(1) Represents adjustments for corporate restructuring
(2) Represents adjustments related to product wind downs, including the FTR product line within the Company's On Road segment and the Timbersled product line within the Company's Off Road segment

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 9

Third Quarter 2025 Earnings Results

NON-GAAP ADJUSTMENTS
Third Quarter 2025 Results

Product Wind Down, Restructuring and Acquisition-Related Costs
The Company realized certain costs associated with the wind down of the FTR product line beginning in the fourth quarter of 2024 and the Timbersled product line beginning in the first quarter of 2025. The Company is executing certain corporate restructuring activities across the organization to increase efficiency and focus its business, and also periodically incurs integration and acquisition-related expenses associated with prior business combinations. For the third quarter of 2025, Polaris recorded combined costs totaling $3.0 million, which was included as a non-GAAP adjustment.

Intangible Amortization Related to Acquisitions
The Company uses an adjusted net income (loss) metric which excludes intangible amortization from all historical business acquisitions. The Company believes this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the third quarter of 2025, Polaris recorded $4.4 million of intangible amortization related to acquisitions as a non-GAAP adjustment.

Impairment Charges
For the third quarter of 2025, the Company recorded a $42.3 million non-cash impairment charge related to certain property and equipment assets in the Company's On Road segment which was included as a non-GAAP adjustment.

Investor Contact: J.C. Weigelt 763-542-0525 | Media Contact: Jess Rogers 763-513-3445	Page 10